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                                                                    Exhibit 5(a)

                  [Vorys, Sater, Seymour and Pease Letterhead]

                                 August 26, 1996

Wendy's International, Inc.
Wendy's Financing I
Wendy's Financing II
c/o Wendy's International, Inc.
4288 West Dublin-Granville Road
P.O. Box 256
Dublin, Ohio  43017-0256

                  Re:      Wendy's International, Inc.
                           Wendy's Financing I and Wendy's Financing II
                           Registration Statement on Form S-3
                           (Registration No. 333-09931)


Ladies and Gentlemen:

         We are acting as counsel to (1) Wendy's International, Inc., a corporation organized under the laws of the State of Ohio (the "Company"), and
(2) Wendy's Financing I and Wendy's Financing II (each, a "Wendy's Trust" and together the "Wendy's Trusts"), each a statutory business trust formed under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-09931), filed by the Company and the Wendy's Trusts with the Securities and Exchange Commission (the "Commission") on August 9, 1996 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"), in connection with the registration of (a) securities of each class as described therein with an aggregate offering price of $200,000,000 to be issued from time to time by either Wendy's or a Wendy's Trust, as the case may be, including: (i) senior debt securities (the "Senior Debt Securities") to be issued by the Company under an indenture dated as of December 14, 1995, between the Company and The
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Wendy's Financing I
Wendy's Financing II
Wendy's International, Inc.
August 26, 1996
Page 2

Huntington National Bank, as trustee (as amended or supplemented, the "Senior Indenture); (ii) subordinated debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities") to be issued by the Company under an indenture to be dated as of September __, 1996, between the Company and NBD Bank, as trustee (as amended or supplemented, the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures"); (iii) common shares, without par value, of the Company (the "Common Stock"); (iv) preferred shares, par value $1.00 per share, of the Company (the "Preferred Stock"); and (v) warrants to purchase Debt Securities, Common Stock or Preferred Stock of the Company (collectively, the "Warrants") to be issued under a warrant agreement or agreements to be entered into between the Company and a warrant agent or agents (each, a "Warrant Agreement"); (b) preferred securities (the "Trust Preferred Securities") of the Wendy's Trusts to be issued pursuant an Amended and Restated Declaration of Trust of such Wendy's Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain debentures to be held by the Institutional Trustee (as defined below) of such Wendy's Trust, First Chicago Delaware Inc., as Delaware trustee (the "Delaware Trustee"), NBD Bank, as institutional trustee (the "Institutional Trustee"), and John K. Casey, Ronald E. Musick and John F. Brownley, as trustees (together, the "Regular Trustees"); and (c) guarantees by the Company of the payment of (A) any accumulated and unpaid distributions on the Trust Preferred Securities, to the extent that the applicable Wendy's Trust has funds available therefor; (B) the redemption price for the Trust Preferred Securities, to the extent that the applicable Wendy's Trust has funds available therefor; and (C) certain payments upon the dissolution, winding-up or termination of a Wendy's Trust (the "Trust Preferred Securities Guarantees").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Senior Indenture; (ii) the Subordinated Indenture; (iii) the certificate of trust of each of the Wendy's Trusts (the "Certificate of Trust") in each case filed with the Secretary of State of the State of Delaware on August 8, 1996; (iv) the form of the Declaration of Wendy's Financing I (including the designations of the terms of the Trust Preferred Securities of Wendy's Financing I annexed thereto);
(v) the form of the Trust Preferred Securities of Wendy's Financing I; (vi) the form of the preferred securities guarantee agreement (the "Trust Preferred Securities Guarantee Agreement") relating to Wendy's Financing I between the Company and NBD Bank, as guarantee trustee; and (vii) the form of convertible debentures (the "Convertible Debentures") included in the form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Trust Preferred Securities (the "Supplemental Indenture"), in each case in the form filed as an exhibit to the
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Wendy's Financing I
Wendy's Financing II
Wendy's International, Inc.
August 26, 1996
Page 3

Registration Statement or incorporated by reference therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of the Company, certificates of officers of the Company, certificates and receipts of public officials, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except as set forth below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Wendy's Trust, the Trust Preferred Securities of each Wendy's Trust, the Trust Preferred Securities Guarantees, the Convertible Debentures and the Subordinated Indenture, when executed, will be executed in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Wendy's Trusts and others.

         Members of our firm are admitted to the bar in the State of Ohio, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. For purposes of this opinion, we have assumed that the internal laws of the State of New York (which law the Convertible Debentures and the Indentures specify as the governing law with respect thereto) and of the State of Delaware (which law the Trust Preferred Securities Guarantee Agreement specifies as the governing law with respect thereto) do not differ, in any respect material to our opinion, from the internal laws of the State of Ohio and the judicial interpretations thereof.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1. The Senior Indenture has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity), and except further
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Wendy's Financing I
Wendy's Financing II
Wendy's International, Inc.
August 26, 1996
Page 4

         as enforcement thereof may be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or in a foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
         (y) the governmental authority to limit, delay or prohibit the making of payments in foreign currency or foreign currency units or payments outside the United States, and except further with respect to those provisions, if any, which are limited or prohibited by public policy.

         2. The Subordinated Indenture has been duly authorized by the Company and, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity), and except further as enforcement thereof may be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or in a foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) the governmental authority to limit, delay or prohibit the making of payments in foreign currency or foreign currency units or payments outside the United States, and except further with respect to those provisions, if any, which are limited or prohibited by public policy.

         3. The Debt Securities, when duly executed by the Company and authenticated by the applicable trustee in accordance with the applicable Indenture and paid for by the purchasers thereof, will be valid and binding obligations of the Company entitled to the benefit of the applicable Indenture and enforceable against the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity), and except further as enforcement thereof may be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or in a foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
         (y) the governmental authority to limit, delay or prohibit the making of payments in foreign currency or foreign currency units or payments outside the United States, and except
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Wendy's Financing I
Wendy's Financing II
Wendy's International, Inc.
August 26, 1996
Page 5

         further with respect to those provisions, if any, which are limited or prohibited by public policy.

         4. When the issuance of any shares of Common Stock or Preferred Stock has been authorized and such shares are issued, such shares will be validly issued, fully paid and nonassessable.

         5. When any Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, and assuming that such Warrant Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, any Warrants when issued in accordance with the terms of such Warrant Agreement, will be valid and binding obligations of the Company.

         6. The Trust Preferred Securities Guarantee Agreement has been duly authorized by the Company, and when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity), and except further with respect to those provisions, if any, which are limited or prohibited by public policy.

         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                                           Very truly yours,


                                           /s/ VORYS, SATER, SEYMOUR AND PEASE